EXHIBIT 21.1

                           Subsidiaries of the Company


Name                                                               Jurisdiction of Incorporation
----                                                               -----------------------------
GearHead Entertainment, Inc.                                       Pennsylvania
Mission Studios, Inc.                                              Illinois
Take-Two Interactive Software Europe Limited                       United Kingdom
Goldweb Services (1)                                               United Kingdom
Take-Two Interactive France F.A. (2)                               France
Take-Two Interactive GMBH (2)                                      Germany
Inventory Management Systems, Inc.                                 Delaware
Jack of All Games, Inc. (3)                                        New York
DirectSoft Australia Pty. Limited                                  New South Wales, Australia
Talonsoft, Inc.                                                    Delaware
L.D.A. Distribution Limited                                        United Kingdom
Joytech Europe Limited (4)                                         United Kingdom
Falcon Ventures Corporation (d/b/a DVDWave.com)                    California
Take-Two Interactive Software Canada, Inc.                         Ontario
Triad Distributors, Inc. (5)                                       Ontario
Global Star Software Limited (5)                                   Ontario
DMA Design Holdings Limited                                        United Kingdom
DMA Design Limited (6)                                             United Kingdom
FunSoft Nordic A.S.                                                Norway
C.D. Verte Italia Spa                                              Italy



(1) Subsidiary of Take-Two Interactive Software Europe Limited
(2) Subsidiary of Goldweb Services
(3) Subsidiary of Inventory Management Systems, Inc.
(4) Subsidiary of L.D.A. Distribution Limited
(5) Subsidiary of Take-Two Interactive Software Canada, Inc.
(6) Subsidiary of DMA Design Holdings Limited